UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

Surmodics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-23837	41-1356149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 952 500-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	SRDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 15, 2023, at 10:40 a.m. Eastern Time, Gary Maharaj, President and Chief Executive Officer, and Tim Arens, Senior Vice President of Finance and Chief Financial Officer, of Surmodics, Inc. (the “Company”) will make a presentation to the investment community at the Oppenheimer Annual Healthcare Conference. The Company representatives will present the investor information attached to this report as Exhibit 99.1.

A webcast of the full presentation will be available at the following URL: https://surmodics.gcs-web.com/events-and-presentations. The presentation will be archived on the Company’s website for 90 days following the webcast.

The information in this Item 7.01, Exhibit 99.1, the webcast of the investor presentation, and the recording of the presentation shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under Section 18, nor shall such information be deemed incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Surmodics Investor Information March 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	March 15, 2023	By:	/s/ Timothy J. Arens
Timothy J. Arens Senior Vice President of Finance and Chief Financial Officer